EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Form S-3 of our respective reports each dated February 11, 2000 relating to USOL Holdings, Inc.'s and U.S. OnLine Communications, Inc.'s Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
-----------------------
Austin, Texas
May 22, 2000



                                 Exhibit 23.2-1